The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company
The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.
Cincinnati Global Underwriting Ltd. ■ Cincinnati Global Underwriting Agency Ltd.

Investor Contact: Dennis E. McDaniel, 513-870-2768
CINF-IR@cinfin.com

Media Contact: Betsy E. Ertel, 513-603-5323
Media_Inquiries@cinfin.com

Cincinnati Financial Reports First-Quarter 2026 Results

Cincinnati, April 27, 2026 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:
•First-quarter 2026 net income of $274 million, or $1.75 per share, compared with a net loss of $90 million, or $0.57 per share, in the first quarter of 2025, after recognizing an $82 million first-quarter 2026 after-tax decrease in the fair value of equity securities still held.
•First-quarter 2026 non-GAAP operating income* of $330 million, or $2.10 per share, compared with an operating loss of $37 million, or $0.24 per share, in the first quarter of last year. The increase of $367 million included a favorable effect of $233 million from a decrease in after-tax catastrophe losses.
•$364 million increase in first-quarter 2026 net income, compared with first-quarter 2025, primarily due to after-tax net increases of $326 million from property casualty underwriting profit and $31 million from investment income.
•$101.60 book value per share at March 31, 2026, down $0.75 since year-end.
•0.2% value creation ratio for the first three months of 2026, compared with negative 0.5% for the same period of 2025.

Financial Highlights

(Dollars in millions, except per share data)	Three months ended March 31,
	2026	2025	% Change
Revenue Data
Earned premiums	$2,604	$2,344	11
Investment income, net of expenses	318	280	14
Total revenues	2,863	2,566	12
Income Statement Data
Net income (loss)	$274	$(90)	nm
Investment gains and losses, after-tax	(56)	(53)	(6)
Non-GAAP operating income (loss)*	$330	$(37)	nm
Per Share Data (diluted)
Net income (loss)	$1.75	$(0.57)	nm
Investment gains and losses, after-tax	(0.35)	(0.33)	(6)
Non-GAAP operating income (loss)*	$2.10	$(0.24)	nm

Book value	$101.60	$87.78	16
Cash dividend declared	$0.94	$0.87	8
Diluted weighted average shares outstanding	157.0	156.4	0

*    The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures section defines and reconciles measures presented in this release that are not based on U.S. Generally Accepted Accounting Principles.
    Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement.
                                             CINF 1Q26 Release 1

Insurance Operations Highlights
•95.6% first-quarter 2026 property casualty combined ratio, improved from 113.3% for the first quarter of 2025.
•7% growth in first-quarter net written premiums, including price increases, premium growth initiatives, a higher level of insured exposures and with 2% of the growth due to first-quarter 2025 net reinstatement premiums.
•$339 million first-quarter 2026 property casualty new business written premiums, down 11%. Agencies appointed since the beginning of 2025 contributed $23 million or 7% of total new business written premiums.
•$26 million first-quarter 2026 life insurance subsidiary net income, up $5 million compared with the first quarter of 2025, and 7% growth in first-quarter 2026 term life insurance earned premiums.
Investment and Balance Sheet Highlights
•14% or $38 million increase in first-quarter 2026 pretax investment income, including a 12% increase in bond interest income and a 13% increase in stock portfolio dividends.
•Three-month increase of 1% in fair value of total investments at March 31, 2026, including a 2% increase for the bond portfolio and a 1% decrease for the stock portfolio.
•$5.550 billion parent company cash and marketable securities at March 31, 2026, down less than 1% from year-end 2025.

Solid Start to the Year
Stephen M. Spray, president and CEO, commented: “We recorded $330 million of non-GAAP operating income in the first quarter compared to a loss of $37 million a year ago.

“The first-quarter results for our insurance operations laid a nice foundation for us to build on for the rest of the year. Our 95.6% combined ratio improved almost 18 points from last year’s 113.3%. While lower catastrophe losses drove much of the improvement, we also saw a decline in our current accident year combined ratio before catastrophe losses – giving us confidence in the health of our overall book of business. As we continue to refine pricing segmentation and risk selection, we’ve lowered that ratio by 3 points compared with last year’s first quarter to 87.5%.

“Robust results from our investment operations also contributed. Pretax investment income rose $38 million in the first quarter as dividends from our equity portfolio increased 13% and bond interest income grew 12%.”
Focus on Underwriting Discipline
“Since 2018, we’ve doubled the size of our insurance portfolio, growing from around $5 billion in net written premiums to more than $10 billion at the end of 2025. We intend to continue growing through all market cycles, and we understand that growth can’t come at the cost of underwriting profitability.

“Consolidated net written premiums grew 7% compared with first-quarter 2025. While average renewal pricing increases moderated slightly, we continued to price on a policy-by-policy basis. The pricing sophistication we’ve built into our underwriting process allows our underwriters to charge what we believe is an appropriate rate for the risk we are assuming based on each account’s unique characteristics. That rate might be higher or lower than the average.
“For the remainder of the year, we’ll lean into our strategy of appointing more agencies and offering new products as a means to continue delivering profitable growth. In just the first three months of 2026, we’ve appointed 108 agencies across the U.S. We also continued to add new products, especially in excess and surplus lines.

“E&S isn’t the market of last resort anymore. While it remains flexible in terms and rates, our approach to this business has been more strategic. We often find that if we can write one portion of the account through our E&S operations, we have a better chance of placing other risks for that account in our standard business.”
Confidence in the Future
“At March 31, parent company cash and marketable securities remained strong at more than $5 billion, and our equity portfolio holds more than $8 billion in appreciated value before taxes. In January, the board of directors expressed its confidence in our financial strength by again raising the cash dividend.

“Our associates are determined to do things just a little better every day, strengthening our ability to compete by enhancing the advantages of our local independent agencies. That has been and continues to be our plan for creating shareholder value far into the future.”
                                             CINF 1Q26 Release 2

Insurance Operations Highlights
Consolidated Property Casualty Insurance Results

(Dollars in millions)	Three months ended March 31,
	2026	2025	% Change
Earned premiums	$2,519	$2,264	11
Fee revenues	4	4	0
Total revenues	2,523	2,268	11

Loss and loss expenses	1,667	1,887	(12)
Underwriting expenses	741	679	9
Underwriting profit (loss)	$115	$(298)	nm

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	66.2%	83.3%	(17.1)
Underwriting expenses	29.4	30.0	(0.6)
Combined ratio	95.6%	113.3%	(17.7)

			% Change
Agency renewal written premiums	$2,045	$1,912	7
Agency new business written premiums	339	383	(11)
Other written premiums	284	200	42
Net written premiums	$2,668	$2,495	7

Ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	58.1%	60.5%	(2.4)
Current accident year catastrophe losses	11.3	26.8	(15.5)
Prior accident years before catastrophe losses	(2.7)	(2.2)	(0.5)
Prior accident years catastrophe losses	(0.5)	(1.8)	1.3
Loss and loss expense ratio	66.2%	83.3%	(17.1)

Current accident year combined ratio before catastrophe losses	87.5%	90.5%	(3.0)

•$173 million or 7% growth of first-quarter 2026 property casualty net written premiums, reflecting premium growth initiatives, price increases and a higher level of insured exposures. The growth included the effect of $52 million of net reinstatement premiums in first-quarter 2025 related to the January 2025 wildfires in southern California. The contribution to first-quarter growth from Cincinnati Re® and Cincinnati Global Underwriting Ltd.SM in total was 0.9 percentage points.
•$44 million decrease in first-quarter 2026 new business premiums written by agencies, due to our personal lines insurance segment. The $44 million decrease included a $19 million increase in production from agencies appointed since the beginning of 2025.
•108 new agency appointments in the first three months of 2026, including 19 that market only our personal lines products.
•17.7 percentage-point first-quarter 2026 combined ratio improvement, including a decrease of 14.2 points for losses from catastrophes.
•3.2 percentage-point first-quarter 2026 benefit from favorable prior accident year reserve development of $81 million, compared with 4.0 points or $91 million for first-quarter 2025.
•2.4 percentage-point improvement in the three-month 2026 ratio for current accident year loss and loss expenses before catastrophes, including a favorable 1.4 points due to the effect of net reinstatement premiums in first-quarter 2025.
•0.6 percentage-point decrease in the underwriting expense ratio for the first three months of 2026, compared with the same period of 2025. The 2025 ratio included an unfavorable 0.7 points from the effect of net reinstatement premiums in first-quarter 2025.
                                             CINF 1Q26 Release 3

Commercial Lines Insurance Results

(Dollars in millions)	Three months ended March 31,
	2026	2025	% Change
Earned premiums	$1,241	$1,179	5
Fee revenues	1	2	(50)
Total revenues	1,242	1,181	5

Loss and loss expenses	847	735	15
Underwriting expenses	377	349	8
Underwriting profit	$18	$97	(81)

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	68.2%	62.3%	5.9
Underwriting expenses	30.4	29.6	0.8
Combined ratio	98.6%	91.9%	6.7

			% Change
Agency renewal written premiums	$1,184	$1,152	3
Agency new business written premiums	205	203	1
Other written premiums	(30)	(30)	0
Net written premiums	$1,359	$1,325	3

Ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	62.8%	61.1%	1.7
Current accident year catastrophe losses	9.7	4.8	4.9
Prior accident years before catastrophe losses	(4.2)	(2.4)	(1.8)
Prior accident years catastrophe losses	(0.1)	(1.2)	1.1
Loss and loss expense ratio	68.2%	62.3%	5.9

Current accident year combined ratio before catastrophe losses	93.2%	90.7%	2.5

•$34 million or 3% growth in first-quarter 2026 commercial lines net written premiums, primarily due to higher agency renewal premiums.
•$32 million or 3% increase in first-quarter renewal written premiums, with commercial lines average renewal pricing increases near the high end of the low-single-digit percent range.
•$2 million or 1% increase in first-quarter 2026 new business premiums written by agencies, as we continue to carefully underwrite each policy in a highly competitive market.
•6.7 percentage-point first-quarter 2026 combined ratio increase, including an increase of 6.0 points for losses from catastrophes.
•4.3 percentage-point first-quarter 2026 benefit from favorable prior accident year reserve development of $53 million, compared with 3.6 points or $43 million for first-quarter 2025.
                                             CINF 1Q26 Release 4

Personal Lines Insurance Results

(Dollars in millions)	Three months ended March 31,
	2026	2025	% Change
Earned premiums	$873	$698	25
Fee revenues	2	1	100
Total revenues	875	699	25

Loss and loss expenses	607	846	(28)
Underwriting expenses	238	210	13
Underwriting profit (loss)	$30	$(357)	nm

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	69.5%	121.2%	(51.7)
Underwriting expenses	27.3	30.1	(2.8)
Combined ratio	96.8%	151.3%	(54.5)

			% Change
Agency renewal written premiums	$726	$634	15
Agency new business written premiums	76	127	(40)
Other written premiums	(27)	(89)	70
Net written premiums	$775	$672	15

Ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	53.2%	63.3%	(10.1)
Current accident year catastrophe losses	17.1	60.6	(43.5)
Prior accident years before catastrophe losses	(0.5)	(0.8)	0.3
Prior accident years catastrophe losses	(0.3)	(1.9)	1.6
Loss and loss expense ratio	69.5%	121.2%	(51.7)

Current accident year combined ratio before catastrophe losses	80.5%	93.4%	(12.9)

•$103 million or 15% growth in first-quarter 2026 personal lines net written premiums, including higher agency renewal written premiums that benefited from rate increases in the high-single-digit percent range. The growth included the effect of $64 million or 10% from other written premiums due to reinstatement premiums in first-quarter 2025.
•$51 million or 40% decrease in first-quarter 2026 new business premiums written by agencies, as we continue to carefully underwrite each policy in a highly competitive market.
•54.5 percentage-point first-quarter 2026 combined ratio improvement, including a decrease of 41.9 points for losses from catastrophes.
•0.8 percentage-point first-quarter 2026 favorable prior accident year reserve development of $7 million, compared with 2.7 points or $19 million for first-quarter 2025.
•10.1 percentage-point improvement in the three-month 2026 ratio for current accident year loss and loss expenses before catastrophes, including 5.3 points for the effect of 2025 reinstatement premiums.
•2.8 percentage-point decrease in the underwriting expense ratio for the first three months of 2026, compared with the same period of 2025, reflecting a favorable 2.5 points for the effect of first-quarter 2025 reinstatement premiums.
                                             CINF 1Q26 Release 5

Excess and Surplus Lines Insurance Results

(Dollars in millions)	Three months ended March 31,
	2026	2025	% Change
Earned premiums	$180	$162	11
Fee revenues	1	1	0
Total revenues	181	163	11

Loss and loss expenses	110	99	11
Underwriting expenses	50	44	14
Underwriting profit	$21	$20	5

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	61.2%	60.9%	0.3
Underwriting expenses	28.1	27.4	0.7
Combined ratio	89.3%	88.3%	1.0

			% Change
Agency renewal written premiums	$135	$126	7
Agency new business written premiums	58	53	9
Other written premiums	(11)	(11)	0
Net written premiums	$182	$168	8

Ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	64.6%	65.6%	(1.0)
Current accident year catastrophe losses	1.1	0.8	0.3
Prior accident years before catastrophe losses	(4.1)	(5.0)	0.9
Prior accident years catastrophe losses	(0.4)	(0.5)	0.1
Loss and loss expense ratio	61.2%	60.9%	0.3

Current accident year combined ratio before catastrophe losses	92.7%	93.0%	(0.3)

•$14 million or 8% growth in first-quarter 2026 excess and surplus lines net written premiums, including higher agency renewal written premiums that benefited from price increases averaging in the mid-single-digit percent range.
•$5 million or 9% increase in first-quarter 2026 new business premiums written by agencies, as we continue to carefully underwrite each policy in a highly competitive market.
•1.0 percentage-point first-quarter 2026 combined ratio increase, driven by 1.0 points of less favorable reserve development on prior accident year loss and loss expenses.
•4.5 percentage-point first-quarter 2026 benefit from favorable prior accident year reserve development of $8 million, compared with 5.5 points or $9 million for first-quarter 2025.

                                             CINF 1Q26 Release 6

Life Insurance Subsidiary Results

(Dollars in millions)	Three months ended March 31,
	2026	2025	% Change
Term life insurance	$61	$57	7
Whole life insurance	14	13	8
Universal life and other	10	10	0
Earned premiums	85	80	6
Investment income, net of expenses	54	50	8
Investment gains and losses, net	—	(1)	100
Fee revenues	1	1	0
Total revenues	140	130	8
Contract holders’ benefits incurred	84	81	4
Underwriting expenses incurred	23	23	0
Total benefits and expenses	107	104	3
Net income before income tax	33	26	27
Income tax provision	7	5	40
Net income of the life insurance subsidiary	$26	$21	24

•$5 million increase in first-quarter 2026 earned premiums, including a 7% increase for term life insurance, our largest life insurance product line.
•$5 million increase in three-month 2026 life insurance subsidiary net income, primarily due to increased investment income, increased earned premiums and decreased investment losses from fixed-maturity securities.
•$8 million or 1% three-month 2026 decrease, to $1.459 billion, in GAAP shareholders’ equity for the life insurance subsidiary, primarily from an increase in unrealized investment losses on fixed-maturity securities, largely offset by net income.
                                             CINF 1Q26 Release 7

Investment and Balance Sheet Highlights
Investments Results

(Dollars in millions)	Three months ended March 31,
	2026	2025	% Change
Investment income, net of expenses	$318	$280	14
Investment interest credited to contract holders	(32)	(32)	0
Investment gains and losses, net	(70)	(67)	(4)
Investments profit	$216	$181	19

Investment income:
Interest	$235	$210	12
Dividends	76	67	13
Other	12	7	71
Less investment expenses	5	4	25
Investment income, pretax	318	280	14
Less income taxes	55	48	15
Total investment income, after-tax	$263	$232	13

Investment returns:
Average invested assets plus cash and cash equivalents	$33,504	$29,946
Average yield pretax	3.80%	3.74%
Average yield after-tax	3.14	3.10
Effective tax rate	17.2	17.2
Fixed-maturity returns:
Average amortized cost	$18,724	$17,071
Average yield pretax	5.02%	4.92%
Average yield after-tax	4.10	4.02
Effective tax rate	18.4	18.3

•$38 million or 14% rise in first-quarter 2026 pretax investment income, including a 12% increase in interest income from fixed-maturity securities and a 13% increase in equity portfolio dividends.
•$290 million in first-quarter 2026 pretax total investment losses, summarized in the table below. Changes in unrealized gains or losses reported in other comprehensive income, in addition to investment gains and losses reported in net income, are useful for evaluating total investment performance over time and are major components of changes in book value and the value creation ratio.

(Dollars in millions)	Three months ended March 31,
	2026	2025
Investment gains and losses on equity securities sold, net	$33	$(1)
Unrealized gains and losses on equity securities still held, net	(104)	(71)
Investment gains and losses on fixed-maturity securities, net	—	(2)
Other	1	7
Subtotal - investment gains and losses reported in net income	(70)	(67)
Change in unrealized investment gains and losses - fixed maturities	(220)	67
Total	$(290)	$—

                                             CINF 1Q26 Release 8

Balance Sheet Highlights

(Dollars in millions, except share data)	At March 31,	At December 31,
	2026	2025
Total investments	$32,001	$31,783
Total assets	41,211	41,002
Short-term debt	25	25
Long-term debt	791	790
Shareholders’ equity	15,714	15,911
Book value per share	101.60	102.35
Debt-to-total-capital ratio	4.9%	4.9%

•$33.211 billion in consolidated cash and total investments at March 31, 2026, a decrease of less than 1% from $33.214 billion at year-end 2025.
•$18.545 billion bond portfolio at March 31, 2026, with an average rating of A2/A. Fair value increased $422 million during the first quarter of 2026, including $624 million in net purchases of fixed-maturity securities.
•$12.569 billion equity portfolio was 39.3% of total investments, including $8.143 billion in appreciated value before taxes at March 31, 2026. First-quarter 2026 decrease in fair value of $125 million, including $54 million in net sales of equity securities.
•$0.75 first-quarter 2026 decrease in book value per share, including an addition of $2.14 of net income before investment gains that were partially offset by $1.48 from investment portfolio net investment losses or changes in unrealized gains for fixed-maturity securities, $0.47 for other items and $0.94 from dividends declared to shareholders.
•Value creation ratio of 0.2% for the first three months of 2026, including 2.1% from net income before investment gains, which includes underwriting and investment income, partially offset by 1.1% from changes in unrealized gains for fixed-maturity securities, 0.4% from investment losses for equity securities and 0.4% for other items.

For additional information or to register for our conference call webcast, please visit investors.cinfin.com.
About Cincinnati Financial
Cincinnati Financial Corporation offers primarily business, home and auto insurance through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address:                        Street Address:
P.O. Box 145496                        6200 South Gilmore Road
Cincinnati, Ohio 45250-5496                    Fairfield, Ohio 45014-5141

                                             CINF 1Q26 Release 9

Safe Harbor Statement
Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by forward-looking statements. Any forward-looking statements contained herein, are based upon our current estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words like “seek,” “expect,” “will,” “should,” “could,” “might,” “anticipate,” “believe,” “estimate,” “intend,” “likely,” “future,” or other similar expressions. Forward-looking statements speak only as of the date they were made; we assume no obligation to update such statements. Factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements include, but are not limited to:

Insurance-Related Risks
•Risks and uncertainties associated with our loss reserves or actual claim costs exceeding reserves
•Increased frequency and/or severity of claims or development of claims that are unforeseen at the time of policy issuance
•Unusually high levels of catastrophe losses due to risk concentrations or changes in weather patterns, environmental events, war or political unrest, terrorism incidents, cyberattacks, civil unrest or other causes; and our ability to manage catastrophe risk
•Risks associated with analytical models in key areas such as underwriting, pricing, capital management, reserving, investments, reinsurance, and catastrophe risk management
•Inadequate estimates or assumptions, or reliance on third-party data used for critical accounting estimates
•Events or conditions that could weaken or harm our relationships with our independent agencies and hamper opportunities to add new agencies, resulting in limitations on our opportunities for growth
•Mergers, acquisitions, and other consolidations of agencies that result in a concentration of a significant amount of premium in one agency or agency group and/or alter our competitive advantages
•Our inability to manage business opportunities, growth prospects, and expenses for our ongoing operations
•Changing consumer insurance-buying habits
•The inability to obtain adequate ceded reinsurance on acceptable terms, for acceptable amounts, and from financially strong reinsurers; and the potential for nonpayment or delay in payment by reinsurers
•Domestic and global events, such as the wars in Ukraine and in the Middle East, future pandemics, inflationary trends, changes in U.S. trade and tariff policy, and disruptions in the banking and financial services industry, resulting in insurance losses, capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:
◦Securities market disruption or volatility and related effects such as decreased economic activity and continued supply chain disruptions that affect our investment portfolio and book value
◦Significant or prolonged decline in the fair value of securities and impairment of the assets
◦Significant decline in investment income due to reduced or eliminated dividend payouts from securities
◦Significant rise in losses from surety or director and officer policies written for financial institutions or other insured entities or in losses from policies written by Cincinnati Re or Cincinnati Global
◦An unusually high level of claims in our insurance or reinsurance operations that increase litigation-related expenses
◦Decreased premium revenue and cash flow from disruption to our distribution channel of independent agents, consumer self-isolation, travel limitations, business restrictions and decreased economic activity
◦The inability of our workforce, agencies, or vendors to perform necessary business functions

Financial, Economic, and Investment Risks
•Declines in overall stock market values negatively affecting our equity portfolio and book value
•Downgrades in our financial strength ratings
•Interest rate fluctuations or other factors that could significantly affect:
◦Our ability to generate growth in investment income
◦Values of our fixed-maturity investments and accounts in which we hold bank-owned life insurance contract assets
◦Our traditional life policy reserves
•Economic volatility and illiquidity associated with our alternative investments in private equity, private credit, real property, and limited partnerships
                                             CINF 1Q26 Release 10

•Failure to comply with covenants and other requirements under our credit facilities, senior debt, and other debt obligations
•Recession, prolonged elevated inflation, or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies
•The inability of our subsidiaries to pay dividends consistent with current or past levels impacting our ability to pay shareholder dividends or repurchase shares

General Business, Technology, and Operational Risks
•Ineffective information technology systems or failing to develop and implement improvements in technology
•Difficulties with technology or data security breaches, including cyberattacks, could negatively affect our, or our agents’, ability to conduct business; disrupt our relationships with agents, policyholders, and others; cause reputational damage, mitigation expenses, data loss, and expose us to liability
•Difficulties with our operations and technology that may negatively impact our ability to conduct business, including cloud-based data information storage, data security, remote working capabilities, and/or outsourcing relationships and third-party operations and data security
•Disruption of the insurance market caused by technology innovations such as driverless cars that could decrease consumer demand for insurance products
•Delays, inadequate data developed internally or from third parties, or performance inadequacies from ongoing development and implementation of underwriting and pricing models and methods, including usage-based insurance methods, automation, artificial intelligence, or technology projects and enhancements expected to increase our efficiency, pricing accuracy, underwriting profit, and competitiveness
•Intense competition, and the impact of innovation, emerging technologies, artificial intelligence and changing customer preferences on the insurance industry and the markets in which we operate, could harm our ability to maintain or increase our business volumes and profitability
•Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that the segment could not achieve sustainable profitability
•Unforeseen departure of certain executive officers or other key employees that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others
•Our inability, or the inability of our independent agents, to attract and retain personnel
•Events, such as a pandemic, an epidemic, natural catastrophe, or terrorism, which could hamper our ability to assemble our workforce, work effectively in a remote environment, or other failures of business continuity or disaster recovery programs

Regulatory, Compliance, and Legal Risks
•Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
◦Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates
◦Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules, and regulations
◦Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business
◦Increase assessments for guaranty funds, other insurance‑related assessments, or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes
◦Increase our provision for federal income taxes due to changes in tax laws, regulations, or interpretations
◦Increase other expenses
◦Limit our ability to set fair, adequate, and reasonable rates
◦Restrict our ability to cancel policies
◦Impose new underwriting standards
◦Place us at a disadvantage in the marketplace
◦Restrict our ability to execute our business model, including the way we compensate agents
                                             CINF 1Q26 Release 11

•Adverse outcomes from litigation, environmental claims, mass torts or administrative proceedings, including effects of social inflation and third-party litigation funding on the size and frequency of litigation awards
•Events or actions, including unauthorized intentional circumvention of controls, which reduce our future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002
•Effects of changing social, global, economic, and regulatory environments
•Additional measures affecting corporate financial reporting and governance that can affect the market value of our common stock

Risks and uncertainties are further discussed in other filings with the Securities and Exchange Commission, including our 2025 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 30.

* * *
                                             CINF 1Q26 Release 12

Cincinnati Financial Corporation
Condensed Consolidated Balance Sheets and Statements of Income (unaudited)

(Dollars in millions)	March 31,	December 31,
	2026	2025
Assets
Investments	$32,001	$31,783
Cash and cash equivalents	1,210	1,431
Premiums receivable	3,321	3,142
Reinsurance recoverable	627	655
Deferred policy acquisition costs	1,384	1,344
Other assets	2,668	2,647
Total assets	$41,211	$41,002

Liabilities
Insurance reserves	$14,924	$14,499
Unearned premiums	5,424	5,254
Deferred income tax	1,710	1,833
Long-term debt and lease obligations	859	861
Other liabilities	2,580	2,644
Total liabilities	25,497	25,091

Shareholders’ Equity
Common stock and paid-in capital	1,958	1,958
Retained earnings	16,848	16,719
Accumulated other comprehensive loss	(185)	(34)
Treasury stock	(2,907)	(2,732)
Total shareholders' equity	15,714	15,911
Total liabilities and shareholders' equity	$41,211	$41,002

(Dollars in millions, except per share data)	Three months ended March 31,
	2026	2025
Revenues
Earned premiums	$2,604	$2,344
Investment income, net of expenses	318	280
Investment gains and losses, net	(70)	(67)
Other revenues	11	9
Total revenues	2,863	2,566

Benefits and Expenses
Insurance losses and contract holders' benefits	1,751	1,968
Underwriting, acquisition and insurance expenses	764	702
Interest expense	13	13
Other operating expenses	9	11
Total benefits and expenses	2,537	2,694

Income (Loss) Before Income Taxes	326	(128)

Provision (Benefit) for Income Taxes	52	(38)

Net Income (Loss)	$274	$(90)

Per Common Share:
Net income (loss)—basic	$1.77	$(0.57)
Net income (loss)—diluted	1.75	(0.57)

                                             CINF 1Q26 Release 13

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures
(See attached tables for reconciliations; additional prior-period reconciliations available at investors.cinfin.com.)
Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules for insurance company regulation in the United States of America as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.
Management uses certain non-GAAP financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP results to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; supplement reporting segment disclosures with disclosures for a subsidiary company or for a combination of subsidiaries or reporting segments; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.
•Non-GAAP operating income: Non-GAAP operating income is calculated by excluding investment gains and losses (defined as investment gains and losses after applicable federal and state income taxes) and other significant non-recurring items from net income. Management evaluates non-GAAP operating income to measure the success of pricing, rate and underwriting strategies. While investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses on fixed-maturity securities sold in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses are recognized from certain changes in market values of securities without actual realization. Management believes that the level of investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.
For these reasons, many investors and shareholders consider non-GAAP operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents non-GAAP operating income so that all investors have what management believes to be a useful supplement to GAAP information.
•    Consolidated property casualty insurance results: To supplement reporting segment disclosures related to our property casualty insurance operations, we also evaluate results for those operations on a basis that includes results for our property casualty insurance and brokerage services subsidiaries. That is the total of our commercial lines, personal lines and our excess and surplus lines segments plus our reinsurance assumed operations known as Cincinnati Re and our London-based global specialty underwriter known as Cincinnati Global.
•Life insurance subsidiary results: To supplement life insurance reporting segment disclosures related to our life insurance operation, we also evaluate results for that operation on a basis that includes life insurance subsidiary investment income, or investment income plus investment gains and losses, that are also included in our investments reporting segment. We recognize that assets under management, capital appreciation and investment income are integral to evaluating the success of the life insurance segment because of the long duration of life products.

                                             CINF 1Q26 Release 14

Cincinnati Financial Corporation

Net Income (Loss) Reconciliation

(Dollars in millions, except per share data)	Three months ended March 31,
	2026	2025
Net income (loss)	$274	$(90)
Less:
Investment gains and losses, net	(70)	(67)
Income tax on investment gains and losses	14	14
Investment gains and losses, after-tax	(56)	(53)
Non-GAAP operating income (loss)	$330	$(37)

Diluted per share data:
Net income (loss)	$1.75	$(0.57)
Less:
Investment gains and losses, net	(0.44)	(0.42)
Income tax on investment gains and losses	0.09	0.09
Investment gains and losses, after-tax	(0.35)	(0.33)
Non-GAAP operating income (loss)	$2.10	$(0.24)

Life Insurance Reconciliation

(Dollars in millions)	Three months ended March 31,
	2026	2025
Net income of the life insurance subsidiary	$26	$21
Investment gains and losses, net	—	(1)
Income tax on investment gains and losses	—	—
Non-GAAP operating income	26	22

Investment income, net of expenses	(54)	(50)
Investment income credited to contract holders	32	32
Income tax excluding tax on investment gains and losses, net	7	5
Life insurance segment profit	$11	$9

                                             CINF 1Q26 Release 15

Property Casualty Insurance Reconciliation

(Dollars in millions)	Three months ended March 31, 2026
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$2,668	$1,359	$775	$182	$352
Unearned premiums change	(149)	(118)	98	(2)	(127)
Earned premiums	$2,519	$1,241	$873	$180	$225

Underwriting profit	$115	$18	$30	$21	$46

(Dollars in millions)	Three months ended March 31, 2025
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$2,495	$1,325	$672	$168	$330
Unearned premiums change	(231)	(146)	26	(6)	(105)
Earned premiums	$2,264	$1,179	$698	$162	$225

Underwriting profit (loss)	$(298)	$97	$(357)	$20	$(58)

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. *Included in Other are the results of Cincinnati Re and Cincinnati Global.

                                             CINF 1Q26 Release 16

Cincinnati Financial Corporation
Other Measures
•Value creation ratio: This is a measure of shareholder value creation that management believes captures the contribution of the company’s insurance operations, the success of its investment strategy and the importance placed on paying cash dividends to shareholders. The value creation ratio measure is made up of two primary components: (1) rate of growth in book value per share plus (2) the ratio of dividends declared per share to beginning book value per share. Management believes this measure is useful, providing a meaningful measure of long-term progress in creating shareholder value. It is intended to be all-inclusive regarding changes in book value per share, and uses originally reported book value per share in cases where book value per share has been adjusted, such as adoption of Accounting Standards Updates with a cumulative effect of a change in accounting.
•    Written premium: Under statutory accounting rules in the U.S., property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. The difference between written and earned premium is unearned premium.

Value Creation Ratio Calculations

(Dollars are per share)	Three months ended March 31,
	2026	2025
Value creation ratio:
End of period book value*	$101.60	$87.78
Less beginning of period book value	102.35	89.11
Change in book value	(0.75)	(1.33)
Dividend declared to shareholders	0.94	0.87
Total value creation	$0.19	$(0.46)

Value creation ratio from change in book value**	(0.7)%	(1.5)%
Value creation ratio from dividends declared to shareholders***	0.9	1.0
Value creation ratio	0.2%	(0.5)%

* Book value per share is calculated by dividing end of period total shareholders' equity by end of period shares outstanding
** Change in book value divided by the beginning of period book value
*** Dividend declared to shareholders divided by beginning of period book value

                                             CINF 1Q26 Release 17